UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 28, 2015

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2015, Heartland Financial USA, Inc., a multi-bank holding company (“Heartland") and Premier Valley Bank, a California state bank based in Fresno, California (“Premier Valley”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides that, subject to the conditions and upon the terms set forth in the Merger Agreement, Premier Valley will be merged with a wholly owned subsidiary of Heartland (the “Merger”). Under the Merger Agreement, shareholders of Premier Valley will receive aggregate consideration of $95,050,000, subject to adjustment if the net tangible book value of Premier Valley is less than $58,812,000 at closing. Based upon the shares of Premier Valley outstanding as of the date of execution of the Merger Agreement, this would result in merger consideration of approximately $7.73 per share of Premier Valley common stock.
The Merger Agreement provides that shareholders of Premier Valley will be entitled to elect to receive the merger consideration in the form of shares of Heartland common stock or in cash, subject to proration provisions of the Merger Agreement that require 70% of the aggregate consideration to be payable in shares of common stock, and 30% in cash. For such purposes, shares of Heartland common stock will be valued at the weighted average closing price quoted on NASDAQ for the twenty trading days ending five days prior to completion of the Merger, but will not be valued at more than $39.41 per share or less than of $29.13 per share. The Merger is intended to qualify as a tax-free reorganization under the applicable provision of the Internal Revenue Code of 1986, as amended, with respect to the shares of Heartland common stock to be issued to Premier Valley shareholders.
The Merger is subject to the satisfaction of customary closing conditions, including approvals by Premier Valley shareholders and bank regulatory authorities. If the Merger is not completed under certain circumstances set forth in the Merger Agreement, Premier Valley has agreed to pay Heartland a termination fee of $3,000,000. Directors and executive officers of Premier Valley have entered into a voting agreement with Heartland and Premier Valley under which each has agreed to vote his or her shares of Premier Valley common stock in favor of the Merger.
The Merger Agreement also contains usual and customary representations and warranties that Heartland and Premier Valley made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Heartland and Premier Valley, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between Heartland and Premier Valley rather than establishing matters as facts.
The foregoing description is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K.
Additional Information and Where to Find It
Heartland intends to file with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (the “Registration Statement”) to register the shares of its common stock that will be issued to Premier Valley shareholders in the Merger. The Registration Statement will include a proxy statement/prospectus that will be used to solicit proxies for the special meeting of shareholders of Premier Valley at which the merger will be considered (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will contain important information about Premier Valley, Heartland and the Merger. All Investors and Premier Valley shareholders are urged to read the Proxy Statement/Prospectus carefully when it becomes available. Once filed, the Registration Statement, the Proxy Statement/Prospectus and related documentation will be available at no charge at the SEC’s website (www.sec.gov), Heartland’s website (www.htlf.com), or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland at (563) 589-1994, or J. Mike McGowan, President and Chief Executive Officer of Premier Valley, at (559) 256-6407.
Heartland and Premier Valley, and certain of their directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Premier Valley in connection with the proposed Merger. Information about the directors and executive officers of Heartland and their stockholdings is set forth in the proxy statement for Heartland’s 2015 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 6, 2015. Information about the directors and executive officers of Premier Valley and their securities holdings will be included in the Proxy Statement /Prospectus, when it is filed as part of the Registration Statement.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed Merger to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the execution of the Merger Agreement is furnished as Exhibit 99.1.
Heartland has posted on the “Investor Relations” page of its Internet website (www.htlf.com) supplemental information related to its acquisition of Premier Valley. A copy of the supplemental information is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Heartland is not undertaking any obligation to update this presentation.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.
None.

(b)	Pro Forma Financial Information.
None.

(c)	Exhibits.

2.1	Agreement and Plan of Merger among Heartland Financial USA, Inc., Premier Valley Bank, and following its organization, PV Acquisition Bank dated May 28, 2015.

99.1	Press Release dated May 29, 2015

99.2
Supplemental Information dated May 29, 2015 - furnished pursuant to 7.01 as part of this Current Report on Form 8-K and is not to be deemed "filed: for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer